A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE.

                           ENABLEWARE TECHNOLOGY, INC.
                               UP TO 500,000 UNITS
                                  CONSISTING OF
                         500,000 SHARES OF COMMON STOCK
                                       AND
               1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                           SELECTED DEALERS AGREEMENT

                                                    _____________________, 2000


Dear Sirs:

         1. Security Capital Trading, Inc., named as the Underwriter in the enclosed Prospectus (the "Underwriter"), proposes to offer, subject to the terms and conditions and execution of the Underwriting Agreement, on a "best efforts all-or-none basis" with respect to 100,000 Units and on a "best efforts basis" with respect to an additional 400,000 Units, of Enableware Technology, Inc. (the "Company"), each consisting of one (1) share of common stock, par value $.0001 per share (the "Common Stock"), and two (2) Redeemable Common Stock Purchase Warrants (the "Warrants") each to purchase one (1) share of Common Stock. The Units are more particularly described in the enclosed Prospectus, additional copies of which will be supplied in reasonable quantities upon request.

         2. The Underwriter is soliciting offers to buy Units, upon the terms and conditions hereof, through Selected Dealers, including you, who are (i) registered with the Securities and Exchange Commission ("the Commission") as broker-dealers under the Securities Exchange Act of 1934, as amended ("the 1934 Act"), and members in good standing with the National Association of Securities Dealers, Inc. ("the NASD"), or (ii) dealers of institutions with their principal place of business located outside the United States, its territories and possessions and not registered under the 1934 Act who agree to make no sales within the United States, its territories and possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretation with respect to free-riding and withholding. Units are to be offered to the public at a price of $6.20 per Unit. Selected Dealers will be allowed a concession of not less than _____% of the offering price. You will be notified of the precise amount of such concession prior to the effective date of the Registration Statement. The offer is solicited subject to the issuance and delivery of the Units and their acceptance by the Underwriter, to the approval of legal matters by counsel and to the terms and conditions as herein set forth.

         3. No offer may be accepted by us and no sale can be made until after the registration statement covering the Units has become effective with the Commission. Any oral notice by us of acceptance of your offer shall be immediately followed by written or telegraphic confirmation preceded or accompanied by a copy of the Prospectus. If a contractual commitment arises hereunder, all the terms of this Selected Dealers Agreement shall be applicable. All references hereafter in this Agreement to the purchase and sale of the Units assume and are applicable only if contractual commitments to purchase are completed in accordance with the foregoing.

         4.   Intentionally Omitted.

         5. Payment for Units which you purchase hereunder shall be made by you on such date as we may determine by certified or bank cashier's check payable in New York Clearinghouse funds to _________________.

         6. A registration statement covering the offering has been filed with the Commission in respect to the Units. You will be promptly advised when the registration statement becomes effective. Each Selected Dealer in selling the Units pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933 and of the 1934 Act and any applicable rules and regulations issued under said Acts. No person is authorized by the Company or by the Underwriter to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Units. Nothing contained herein shall render the Selected Dealers a member of the underwriting group or partners with the Underwriter or with one another.

         7. You will be informed by us as to the states in which we have been advised by counsel the Units have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell Units in any state.

         8. The Underwriter shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall not be under any liability to you, except such as may be incurred under the Securities Act of 1933 and the rules and regulations thereunder, except for lack of good faith and except for obligations assumed by us in this Agreement, and no obligation on our part shall be implied or inferred herefrom.

         9. Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate when the offering is completed. Nothing herein contained shall be deemed a commitment on our part to sell you any Units; such contractual commitment can only be made in accordance with the provisions of paragraph 3 hereof.

         10. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("Association") and registered as a broker-dealer or are not eligible for membership under Section I of the By-Laws of the Association who agree to make no sales within the United States, its territories, or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretation with respect to free-riding and withholding. Your attention is called to the following: (a) Rules 2730, 2740, 2420 and 2750 of the NASD Conduct Rules of the Association and the interpretations of said Section promulgated by the Board of Governors of such Association including the interpretation with respect to "Free-Riding and Withholding"; (b) Section 10(b) of the 1934 Act and Regulation M and Rule 10b-10 of the general rules and regulations promulgated under said Act; (c) Securities Act Release #3907; (d) Securities Act Release #4150; and (e) Securities Act Release #4968 requiring the distribution of a Preliminary Prospectus to all persons reasonably expected to be purchasers of Shares from you at least 48 hours prior to the time you expect to mail confirmations. You, if a member of the Association, by signing this Agreement, acknowledge that you are familiar with the cited law, rules, and releases, and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Units.

         11. In addition to compliance with the provisions of paragraph 10 hereof, you will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase Units or its component securities in the open market or otherwise make a market in such securities or otherwise attempt to induce others to purchase such securities in the open market. Nothing contained in this paragraph 11 shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

         12. You understand that the Underwriter may in connection with the offering engage in stabilizing transactions.

         13. You agree that (i) you shall not recommend to a customer the purchase of Units unless you shall have reasonable grounds to believe that the recommendation is suitable for such customer on the basis of information furnished by such customer concerning the customer's investment objectives, financial situation and needs, and any other information known to you, (ii) in connection with all such determinations, you shall maintain in your files the basis for such determination, and (iii) you shall not execute any transaction in Units in a discretionary account without the prior specific written approval of the customer.

         14. All communications from you should be directed to us at the office of the Underwriter, Security Capital, Inc., 111 Broadway, New York, NY 10006. All communications from us to you shall be directed to the address to which this letter is mailed.


                                Very truly yours,

                                SECURITY CAPITAL TRADING, INC.

                                By:
                                    ------------------------------------------
                                    Its


ACCEPTED AND AGREED TO AS OF THE _____
DAY OF _____________________, 2000

[Name of Dealer]


By:
    ----------------------------------
    Its

To:      Security Capital Trading, Inc.
         111 Broadway
         New York, NY  10006



         We hereby subscribe for _____________ Units of Enableware Technology, Inc., each Unit consisting of one (1) share of common stock, par value $.0001 per share (the "Common Stock"), and two (2) Redeemable Common Stock Purchase Warrants (the "Warrants"), each exercisable to purchase one (1) share of Common Stock in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Units. We further state that in selling said Units we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either
(i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules.

                                [Name of Dealer]

                                ------------------------------

                                By:
                                    --------------------------

                                Address

                                ------------------------------

                                ------------------------------

Dated _____________________, 2000